Exhibit 99.1

Rexnord Industries, Inc.

Release & Severance Agreement

This Release and Severance Agreement is made by and between Mr. Tom Smith and Rexnord Corporation (“Rexnord”).

WHEREAS, Mr. Smith is an employee of Rexnord; and

WHEREAS, Rexnord and Mr. Smith wish to terminate the employment relationship according to the following terms and conditions; and

WHEREAS, the parties recognize that there are numerous laws and regulations concerning employment, including, but not limited to, the Age Discrimination in Employment Act, as amended, including the Older Workers' Benefit Protection Act; Title VII of the Civil Rights Act of 1964, as amended including the Equal Employment Opportunity Act of 1972; the Employee Retirement Income Security Act; 42 U.S.C. 1981; and other federal and state laws which regulate employment, as well as laws of contract, tort and other subjects; and further, the parties recognize and intend that Mr. Smith, by entering into this Agreement, will, and hereby does, except as expressly hereafter excluded in this Agreement, voluntarily and knowingly waive and release any rights which he may have under these or any other laws or regulations;

NOW, THEREFORE, in consideration of the following mutual covenants and promises, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Effective as of January 21, 2005, Mr. Smith agrees to voluntarily resign his employment with Rexnord.

2.

Immediately following his voluntary resignation of employment, Rexnord agrees to provide Mr. Smith the following severance benefits:

a.

Severance payment, less payroll deductions required by law, which is equal to twelve (12) months base salary and any unused accrued vacation (4 weeks), at Mr. Smith’s current monthly rate of pay to be paid on a continuum basis, unless otherwise agreed to by both parties. The time during which Mr. Smith is being paid periodic payments shall be the “Severance Period”.  If Mr. Smith is rehired by any Rexnord affiliate including, any of its subsidiaries during the Severance Period, Rexnord shall cease severance payments from the rehire date, and/or the employee agrees and understands that reimbursement of appropriate severance will be made as a condition of rehire with another Rexnord affiliate.  Reemployment by a non-Rexnord employer has no affect on this payment.

b.

It is understood that for Company benefit purposes, benefits will not be accrued during the Severance period. However, it is understood that active medical, vision and dental benefits (including Exec-U-Care) will remain intact during this Severance Period and current employee contributory deductions will be taken accordingly.  Eligibility for 401 k contributions, including Company Personal Retirement Account Contribution (PRA); Long Term Disability; Accidental Death and Dismemberment Insurance; Non-Occupational Short Term Disability; group and supplemental life insurance; and vacation accrual will not be in effect for this Severance Period.

c.

Upon his termination, Rexnord will provide Mr. Smith and any prospective employer of Mr. Smith’s with a positive job reference advising Mr. Smith’s beginning and ending dates of employment with Rexnord, his job duties, and the fact that his termination was due to voluntary resignation of employment.

d.

Participation in, and eligibility to receive any payment under the Rexnord Incentive Plan    for current plan year 2004-2005 will be pro-rated through to the end of January, 2005.

e.

Effective January 24, 2005, access to the Rexnord computer network, including email, will be discontinued.

f.

This release and severance agreement represents the only agreement between the parties.  This agreement supersedes all other agreements, policies, or practices related to your separation from our employ.

g.

You are advised that in accordance with the Rexnord Stock Option Award Plan, you have 30 days from January 31, 2005 to exercise any options that may be vested. Thereafter, all rights and privileges regarding stock option awards are null and void.

h.

Payment for Outplacement services have already been provided to Mr. Smith.

i.

Rexnord will allow Mr. Smith use of the company vehicle for the duration of 90 calendar days from date of termination.  Mr. Smith has the option to purchase his vehicle upon termination.

3.

Mr. Smith acknowledges that the benefits described in paragraph 2 above include benefits to which he is not otherwise entitled to receive by virtue of his employment with Rexnord, and in consideration of receiving these benefits, Mr. Smith agrees to waive any claim which he may have to any other benefits to which he would be or is entitled to receive by virtue of his employment except claims for:

a.

Unemployment compensation;

b.

Retirement and pension benefits which he is qualified and vested to receive;

c.

Benefits under COBRA;

d.

Dental, medical, and life insurance benefits to the extent that entitlement to such benefits occur during the severance period (reference 2a).

4.

In consideration of the receipt of the payments and benefits and covenants and promises stated herein, Mr. Smith does hereby on behalf of himself, his heirs, administrators, executors, agents and assigns, forever release and discharge Rexnord and its agents, servants, parents, subsidiaries, affiliates, divisions, officers, directors, employees, successors, predecessors and assigns ("Released Parties"), of and from all charges, claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys' fees, and liabilities of any kind whatsoever, which he now has or may have in the future arising under any federal, state or local statutory or common law, whether in law or in equity, whether in any federal or state court or before an administrative agency of any federal, state, county or municipal government, relating directly or indirectly to or resulting directly or indirectly from his employment with or separation from employment with Rexnord, including, but not limited to, all claims arising under the Age Discrimination in Employment Act, as amended, including the Older Workers' Benefit Protection Act and other federal or state anti-discrimination laws; all claims relating to or arising of all terms and conditions of his employment; and all alleged wrongful termination claims of any description.

Nothing contained herein constitutes an admission by Rexnord of any illegal acts against Mr. Smith.  Rexnord specifically disclaims and denies any liability to or wrongful or discriminatory conduct in respect of Mr. Smith on the part of itself, its employees, and agents.

5.

In consideration of the monetary payments and other benefits being provided to Mr. Smith as a part of this severance agreement, Mr. Smith agrees that he will not in any way, directly or indirectly:

a.

Use information, data, or documents of a confidential or proprietary nature obtained while at Rexnord to contract with or solicit orders, or direct or assist others to contract or solicit other persons currently employed by Rexnord to compete with Rexnord, or any current business of Rexnord’s, as of the date of this Agreement, or otherwise adversely interfere with the relationships between Rexnord and its customers, suppliers or business associates for a period of 24 months from the date of termination, per Mr. Smith’s employment contract. Accordingly, Rexnord and its successor also agree to represent to its customers, suppliers and employees that Mr. Smith’s termination was voluntary as witnessed by his personal resignation.

b.

Take any action having the effect of damaging the business reputation of Rexnord Industries Inc.,

c.

Disclose any information identified as confidential or proprietary information of Rexnord to any person, firm, or entity without the express written approval of from a Rexnord officer.

Mr. Smith agrees that this covenant is reasonable with respect to its scope.  It is the desire and intent of the parties that the provisions of this Paragraph 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular portion of this Paragraph 5 shall be adjudicated to be invalid or unenforceable, this Paragraph 5 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Paragraph 5 in the particular jurisdiction in which adjudication is made.  If the provisions of this Paragraph 5 should ever be deemed to exceed limitations permitted by the laws of a particular jurisdiction, then such provision shall be reformed to the maximum limitations permitted by the laws of that particular jurisdiction, such reformation to apply only with respect to the operation of the limitation in the particular jurisdiction in which the adjudication is made.

6.

Mr. Smith agrees not to talk about, write about, or otherwise publicize or disclose at any time the terms or existence of this Agreement, or any fact concerning its negotiation, execution, or implementation from date of execution, except with his spouse, attorney, financial consultant, or the Internal Revenue Service or other governmental authority upon proper request.  Further, Mr. Smith agrees not to speak negatively concerning Rexnord Industries Inc., or any of its affiliates, officers, employees or representatives, and further agrees not to do or say anything which would adversely affect the reputation, image, or business relationships or goodwill currently enjoyed by Rexnord in its market and community at large.  It is mutually agreed however that Mr. Smith may, upon request from a prospective employer, disclose the provisions cited in 5a, b, or c, only to subject employer.

7.

Mr. Smith agrees that on January 21, 2005, he will return to Rexnord all company property in his possession, together with all keys and/or other means of access to Rexnord premises. Mr. Smith may retain his company laptop, docking station and printer for personal use with the understanding that the computer must be turned in the last day of employment for the removal of company proprietary information. Rexnord also agrees that Mr. Smith may continue use of the company cell phone, service and long distance calling card for 3 months.

8.

It is understood that this Agreement contains the entire Agreement between the parties, and the terms herein are contractual and not mere recitals.  It is further understood that this Agreement is mutually and voluntarily entered into to accommodate the wishes and desires of each party.

9.

This agreement shall be governed by and interpreted in accordance with the law of the State of Illinois and shall inure to the benefit of and be binding upon Rexnord and its successors and assigns.  Any action to challenge, interpret or enforce the terms of this Agreement shall be brought in a court of general jurisdiction in the State of Illinois.  The rights of Mr. Smith may not be assigned or otherwise transferred, nor may Mr. Smith’s obligations be delegated.

10.

Failure to insist upon a strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any such failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.

11.

If any provision hereof shall be determined to be unlawful or improper, or unenforceable for any other reason, the remaining provisions of the Agreement shall remain in full force and effect, unless the result would be inequitable to either party, in which event he, or it may elect to terminate this Agreement and the obligations of the parties hereunder.

12.

No modification of this Agreement shall be effective unless it is in writing duly executed by both parties hereto.

13.

Mr. Smith acknowledges that he has had the opportunity to consult with an attorney prior to signing this Agreement, that this Agreement further constitutes advice in writing to do so, and that he has carefully read and fully understands the terms of this Agreement, consisting of six pages, and signs the same as his own free act and deed with full knowledge of the consequences thereof.

14.

This Agreement may be executed in one or more counterparts, and any executed copy of this Agreement shall be valid and have the same force and effect as the original executed copy.

15.

It is understood that Mr. Smith acknowledges that he has a maximum of 21 calendar days (from point of issuance) to evaluate the terms of this agreement.  (Subject period to be inclusive as a part of the severance period.)   Thereafter, if Mr. Smith does not agree with the terms and conditions of this agreement, the company reserves the right to withdraw the terms and provisions of this agreement and resort to normal business unit separation policy.

16.

Tom Smith understands that he has seven (7) calendar days after signing this Agreement within which to revoke his acceptance of it (“Revocation Period”).  Such revocation will not be effective unless written notice of the revocation is, via mail, overnight delivery or hand delivery, directed to and received by Robert Hitt, President/CEO, Rexnord Industries, Inc., 4701 West Greenfield Avenue, Milwaukee, Wisconsin, 53214, on or before 5:00 p.m. Central time on January 28, 2005.

IN WITNESS WHEREOF, the undersigned has hereto set his/her hand this 21st day of January, 2005.

I have read this release and severance agreement.  I have had the opportunity and was encouraged to ask questions about it, to understand its terms and to review and fully discuss it with my attorney

Witnesses:

/s/ Christine Hackett	/s/ Tom Smith
Mr. Tom Smith
1-21-05
Date

Witnesses:	Rexnord Corporation

/s/ Christine Hackett	/s/ Bob Hitt
Mr. Bob Hitt
1-21-05	President/CEO
Date

Rexnord Industries, Inc.

Human Resources Department

4701 West Greenfield Ave.

Milwaukee, WI 53214